FOR IMMEDIATE RELEASE

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: eyaish@mecnet.com


          MANCHESTER REPORTS FISCAL FOURTH QUARTER AND YEAR END RESULTS


         HAUPPAUGE, NEW YORK - October 27, 2003 - Manchester Technologies, Inc. (NASDAQ NM: MANC), a leading computer and network solutions provider, today announced financial results for the fourth quarter and fiscal year ended July 31, 2003.

         For the fiscal year ended July 31, 2003, Manchester posted revenues of $286.4 million as compared to $262.0 million for the fiscal year ended July 31, 2002. The Company posted a loss for the year of $2.6 million ($0.32 per diluted share), after a $2.5 million pre-tax charge for the impairment of goodwill and write-off of related assets in connection with the closing of the Company's Donovan operations, as compared with net income of $942,000 ($0.12 per diluted share) for last year. Weighted average common shares outstanding used for the computation of diluted earnings per share were 7,990,000 and 7,991,000 for the years ended July 31, 2003 and 2002, respectively.

         For the fiscal fourth quarter ended July 31, 2003, revenue was $73.7 million as compared with $67.2 million reported in the comparable period of the prior year. Net loss for the quarter was $2.6 million ($0.33 per diluted share), after a $2.5 million pre-tax charge for the impairment of goodwill and write-off of related assets in connection with the closing of the Company's Donovan operations, as compared with net income of $41,000 ($0.01 per diluted share) earned in the prior year's fourth quarter.

         Excluding the effects of closing the Donovan operations, the Company posted a net loss of $777,000, or $0.10 per diluted share, and $836,000, or $0.10 per diluted share, for the fiscal year and fourth quarter ended July 31, 2003, respectively, providing a better understanding of our results. The following table reconciles GAAP net income (loss) to net income (loss) before impairment charges, which excludes the charge for the impairment of goodwill and write-off of related assets.


                                                  Three months ended                       Year ended
                                                    July 31,                                   July 31,
                                                2003             2002                  2003              2002
                                                ----             ----                  ----              ----
                                                    (in thousands)                        (in thousands)
                                                      (unaudited)

GAAP Net income (loss)                          $(2,647)        $      41              $(2,588)       $      942
Impairment of goodwill and
write-off of related assets                       2,481                 -                2,481                 -
Tax effect                                         (670)                -                 (670)                -
                                               ---------       ----------             ---------      -----------

Net income (loss) before
 Impairment charges                            $   (836)        $      41             $   (777)       $      942
                                                ========        =========             =========       ==========


     Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "We are pleased that fourth quarter revenues increased as compared with last year. In particular, our service revenues increased by more than 78% as compared to last year. Revenues from our Electrograph subsidiary increased by more than 22% as compared to last year. Demand for Electrograph's display technology solutions remains strong. However, our results continue to reflect the difficult dynamics that are currently impacting our business and the markets we serve. The competitive nature of the industry, pricing pressure, and economic and market forces continue to affect us, resulting in a decrease in our gross margin percentage."


     "Our healthy cash position and strong balance sheet should enable us to withstand the current business and industry cycles, and allow us to continue focusing on our strategy of providing business solutions, services, product fulfillment and display technologies that meet all of our customers' needs."


     The Company ended the quarter with cash and cash equivalents of $8.6 million, working capital of $30.7 million, total assets of $77.8 million and shareholders' equity of $43.9 million.



About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, display technology and enterprise and Internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com



Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued intense competition in the computer industry, continued deterioration in average selling prices of personal computers and display technologies, a decrease in the growth of the display technology market, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2002, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.



                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                   Three months ended                       Year ended
                                                        July 31,                              July 31,
                                                2003             2002                  2003               2002
                                                ----             ----                  ----               ----
                                                      Unaudited)

Revenue
Products                                        $67,810           $63,931             $266,891          $249,768
Services                                          5,863             3,283               19,553            12,242
                                                -------           -------             --------          --------
                                                 73,673            67,214              286,444           262,010
                                                 ------            ------              -------           -------
Cost of revenue
Products                                         60,525            56,001              238,125           216,471
Services                                          4,465             2,407               14,924             9,131
                                                -------           -------             --------         ---------

                                                 64,990            58,408              253,049           225,602
                                                 ------            ------              -------           -------

       Gross profit                               8,683             8,806               33,395            36,408

Selling, general and
    administrative expenses                       9,800             8,781               34,559            35,050
Impairment of goodwill and
    write-off of related assets                   2,481                 -                2,481                 -
                                                  -----          --------                -----           -------

Income (loss) from operations                    (3,598)               25               (3,645)            1,358

Interest and other income
   (expense), net                                  (121)               22                   25               184
                                               ---------         --------             --------            ------

Income (loss) before income taxes                (3,719)               47               (3,620)            1,542

Income tax provision (benefit)                   (1,072)                6               (1,032)
                                             -----------        ---------          ------------
    600

Net income (loss)                               $(2,647)          $    41             $ (2,588)           $  942
                                                ========          =======             =========           ======

Net Income (loss) per share
   Basic                                       $  (0.33)          $  0.01           $   (0.32)           $  0.12
                                               =========          =======           ==========           =======     =
   Diluted                                     $  (0.33)          $  0.01           $   (0.32)           $  0.12
                                               =========          =======           ==========           =======     =

Weighted average
  shares outstanding
   Basic                                          7,990             7,990                7,990             7,990
                                                  =====             =====                =====             =====

   Diluted                                        7,990             7,992                7,990             7,991
                                                  =====             =====                =====             =====




                          - Additional Tables Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)

                                                                     July 31,                July 31,
                                                                      2003                     2002
                                                                      ----                     ----               -
                                         Assets

Current assets:
     Cash and cash equivalents                                        $  8,553                 $ 8,963
-
     Accounts receivable, net of allowance for doubtful
        accounts of $1,426 and $956, respectively                       35,117                  32,561
     Inventory                                                           9,605                  11,165
     Deferred income taxes   603                                           403
Prepaid income taxes                                                     1,704                     426
Prepaid expenses and other current assets                                  709                     526
                                                                     ---------                --------
                  Total current assets                                  56,291                  54,044

Property and equipment, net                                             13,985                   7,012
Goodwill, net                                                            6,439                   8,311
Deferred income taxes    757                                               803
Other assets                                                               278                     491
                                                                      --------                --------

                  Total assets                                         $77,750                 $70,661
                                                                        ======                  ======

                         Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                             $24,752                 $23,078
     Deferred service contract revenue                                     666                     868
     Current portion of capital lease obligations                          212                      -
                                                                       -------             -----------

                  Total  current liabilities                            25,630                  23,946


Deferred compensation payable                                              263                     203
Capital Lease obligations, net of current portion                        7,923                       -
                                                                       -------             -----------

                  Total  liabilities                                    33,816                  24,149
                                                                      --------                --------

Commitments and contingencies
Shareholders' equity:

     Preferred stock, $.01 par value, 5,000 shares
        authorized, none issued                                              -                       -
     Common stock, $.01 par value; 25,000 shares
        authorized, 7,990 and 7,990 shares issued
        and outstanding                                                     80                      80
     Additional paid-in capital                                         18,942                  18,942

     Deferred compensation                                                 (13)                    (23)
     Retained earnings                                                  24,925                  27,513
                                                                        ------                  ------

                  Total shareholders' equity                            43,934                  46,512
                                                                        ------                  ------


                  Total liabilities and shareholders' equity           $77,750                 $70,661
                                                                        ======                  ======



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